UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2006

Hooper Holmes, Inc.

(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (908) 766-5000

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 6, 2006, Hooper Holmes, Inc. (the “Company”) offered Michael Shea the position of Senior Vice President, Chief Financial Officer and Treasurer of the Company and Mr. Shea accepted the offer on May 2, 2006 and Mr. Shea will join the Company, effective May 8, 2006. He previously served as the Chief Financial Officer of Computer Horizons Corp., a provider of information technology (IT) services, from April 2003 until April 2006. He began his tenure at Computer Horizons in 1995 as the Corporate Controller. Before joining Computer Horizons, Mr. Shea was the Director of Internal Audit (September 1992 to February 1995) and the Manager of Financial Reporting (January 1989 to August 1992) at Booz, Allen & Hamilton, Inc., an international management consulting company. From July 1982 to December 1988, Mr. Shea was a member of the audit staff at Ernst & Young, a national accounting firm.

Under the terms of an offer of employment letter, the Company has agreed to the following:

•	Mr. Shea will be paid a base salary of $250,000 for the first year of his employment, with the first annual review date being March 1, 2007.

•	In his first year of employment, Mr. Shea will receive a guaranteed bonus of $150,000, 25% of which is to be paid on August 31, 2006 and the remainder, during the first quarter of 2007. Bonuses for subsequent years are not guaranteed; any such bonuses will be aligned with the Company’s pay-for-performance bonus scheme.

•	The Compensation Committee of the Company’s Board of Directors is to grant to Mr. Shea stock options exercisable for 100,000 shares of the Company’s common stock shortly after his hire date.

•	The Company will provide Mr. Shea with the use of a Company-leased automobile.

•	The Company will provide Mr. Shea with Company-standard benefits provided to senior vice presidents.

The employment letter also provides that the Company and Mr. Shea will enter into the Company’s standard (i) employee retention (change of control) agreement and (ii) indemnity agreement.

A copy of the employment letter is attached as Exhibit 10.1 to this current report on Form 8-K. A copy of the Company’s press release, dated May 3, 2006, announcing Mr. Shea’s appointment is attached as Exhibit 99.1.

9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Offer of Employment Letter, dated April 6, 2006, provided by Hooper Holmes, Inc. and accepted by Michael Shea

99.1	Press release, dated May 3, 2006, announcing the appointment of Michael Shea as a Senior Vice President, and as Chief Financial Officer and Treasurer, of Hooper Holmes, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

Date: May 3, 2006	By:	/s/ Robert W. Jewett
Robert W. Jewett
Senior Vice President,
Secretary and General Counsel

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